Exhibit 5

                 Flippin, Densmore, Morse, Rutherford & Jessee
                           300 First Campbell Square
                            Roanoke, Virginia 24011
                                 (540) 510-3000

                            __________________, 1997

Board of Directors
MainStreet BankGroup Incorporated
200 East Church Street
Martinsville, Virginia  24112

                  MainStreet BankGroup Incorporated
                  Registration Statement on Form S-4

Ladies and Gentlemen:

         We are acting as counsel to MainStreet BankGroup Incorporated (the "Company") in connection with the registration under the Securities Act of 1933 of 730,016 shares of its common stock ("Common Stock") pursuant to that certain Agreement and Plan of Merger dated July 25, 1997 (the "Merger Agreement") between the Company and Tysons Financial Corporation ("Tysons"). The transaction in which the Common Stock will be issued is described in the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission and relating to the Company's acquisition of Tysons. In connection with the filing of the Registration Statement you have requested our opinion concerning certain corporate matters.

         In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

         2. The Common Stock has been duly authorized and, when shares of Common Stock have been issued as described in the Registration Statement, they will be legally issued, fully paid and nonassessable.



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         We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us in the Prospectus included therein.

                                                     Very truly yours,



                                                     FLIPPIN, DENSMORE, MORSE,
                                                        RUTHERFORD & JESSEE